Squire, Sanders, & Dempsey
                                     L.L.P.
                                Counselors at Law
                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304

                            Telephone (216) 479-8500
                            Telecopies (216) 479-8500

                                  April , 2000

First Investors Management Company, Inc.
95 Wall Street
New York, New York 1005-4297

               Re: First Investors Multi-State Insured Tax-Free Fund
                   -------------------------------------------------


Gentlemen:

      We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 25 to the Registration statement on Form N-1A of First Investors Multi-State Insured Tax-Free Fund and the related Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated hereunder.

                                          Very truly yours,

                                          /s/ Squire, Sanders, & Dempsey L.L.P.